UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2014

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of December 31, 2013, Liberty Global plc indirectly owned 100% of Virgin Media Investment Holdings Limited (Virgin). On April 17, 2014, Virgin Media SFA Finance Limited, a subsidiary of Virgin, entered into two additional term loan facility accession agreements (the Additional Facility D Accession Agreement and the Additional Facility E Accession Agreement), under the senior facilities agreement of Virgin (the Virgin Credit Facility).

Pursuant to the Additional Facility D Accession Agreement, certain lenders agreed to provide a new term loan facility in an aggregate principal amount of £100.0 million ($168.0 million at the transaction date) (Facility D). In connection with these transactions, certain lenders under the existing Facility C under the Virgin Credit Facility agreed to novate their existing Facility C commitments in an aggregate amount of £90.8 million ($152.5 million at the transaction date), to Virgin Media Communications Networks Ltd, a subsidiary of Virgin, and to enter into the new Facility D. In addition, certain new lenders agreed to provide commitments for £9.2 million ($15.5 million at the transaction date), the remaining amount under Facility D, and to enter into the new Facility D.  Once the facility agent is satisfied that certain documentation, including legal opinions, has been provided on behalf of the borrower and obligors pursuant to the Additional Facility D Accession Agreement, Facility D will be available to be drawn for a period of 30 business days. The final maturity date for Facility D will be June 30, 2022. Facility D will bear interest at a rate of LIBOR plus 3.25% subject to a LIBOR floor of 0.75%.

Pursuant to the Additional Facility E Accession Agreement, certain lenders agreed to provide a new term loan facility in an aggregate principal amount of £849.4 million ($1,427.0 million at the transaction date) (Facility E). In connection with these transactions, certain lenders under the existing Facility C under the Virgin Credit Facility agreed to novate their existing Facility C commitments in an aggregate amount of £409.5 million ($688.0 million at the transaction date), to Virgin Media Communications Networks Ltd and to enter into the new Facility E.  In addition, certain new lenders agreed to provide commitments for £439.9 million ($739.0 million at the transaction date), the remaining amount under Facility E, and to enter into the new Facility E. Once the facility agent is satisfied that certain documentation, including legal opinions, has been provided on behalf of the borrower and obligors pursuant to the Additional Facility E Accession Agreement, Facility E will be available to be drawn for a period of 30 business days. The final maturity date for Facility E will be June 30, 2023. Facility E will bear interest at a rate of LIBOR plus 3.50% subject to a LIBOR floor of 0.75%.

The foregoing descriptions of the Additional Facility D Accession Agreement and the Additional Facility E Accession Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Additional Facility D Accession Agreement and the Additional Facility E Accession Agreement, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1
Virgin Additional Facility D Accession Agreement, dated April 17, 2014, among, inter alia, Virgin Media SFA Finance Limited as Borrower, certain other subsidiaries of Virgin Media Inc., The Bank of Nova Scotia as Facility Agent and the financial institutions listed therein as Additional Facility D Lenders, under the Senior Facilities Agreement, originally dated as of June 7, 2013, as amended, among, among others, Virgin Media Finance PLC, certain other subsidiaries of Virgin Media Inc. and the lenders thereto.

4.2
Virgin Additional Facility E Accession Agreement, dated April 17, 2014, among, inter alia, Virgin Media SFA Finance Limited as Borrower, certain other subsidiaries of Virgin Media Inc., The Bank of Nova Scotia as Facility Agent and the financial institutions listed therein as Additional Facility E Lenders, under the Senior Facilities Agreement, originally dated as of June 7, 2013, as amended, among, among others, Virgin Media Finance PLC, certain other subsidiaries of Virgin Media Inc. and the lenders thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 23, 2014

Exhibit Index

Exhibit No.	Name

4.1
Virgin Additional Facility D Accession Agreement, dated April 17, 2014, among, inter alia, Virgin Media SFA Finance Limited as Borrower, certain other subsidiaries of Virgin Media Inc., The Bank of Nova Scotia as Facility Agent and the financial institutions listed therein as Additional Facility D Lenders, under the Senior Facilities Agreement, originally dated as of June 7, 2013, as amended, among, among others, Virgin Media Finance PLC, certain other subsidiaries of Virgin Media Inc. and the lenders thereto.

4.2
Virgin Additional Facility E Accession Agreement, dated April 17, 2014, among, inter alia, Virgin Media SFA Finance Limited as Borrower, certain other subsidiaries of Virgin Media Inc., The Bank of Nova Scotia as Facility Agent and the financial institutions listed therein as Additional Facility E Lenders, under the Senior Facilities Agreement, originally dated as of June 7, 2013, as amended, among, among others, Virgin Media Finance PLC, certain other subsidiaries of Virgin Media Inc. and the lenders thereto.

4